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                                                                     Exhibit 4.1


                       INFORETECH WIRELESS TECHNOLOGY INC.

                             2000 STOCK OPTION PLAN

         1. Purpose. The purpose of the Plan is to provide additional incentive to those directors, officers, and key employees and consultants of the Company and its subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company, to motivate such directors, officers, and employees and consultants to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options or Nonqualified Stock Options.

         2.       Definitions. For purposes of this Plan:

                  (a) "Agreement" means the written agreement evidencing the grant of an Option setting forth the terms and conditions thereof.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Cause" means, unless otherwise defined in the particular Agreement evidencing the grant of an Option or an employment agreement covering the Optionee, (i) the willful neglect or refusal to perform the Optionee's duties or responsibilities or the willful taking of actions which materially impair the Optionee's ability to perform the Optionee's duties or responsibilities which continues after being brought to the attention of the Optionee (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness) or (ii) the willful act or failure to act by the Optionee which is materially injurious to the Company.

                  (d) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan and
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to perform the functions set forth herein, or if no committee has been established, the full Board.

                  (g) "Company" means Inforetech Wireless Technology Inc., a Nevada corporation.

                  (h) "Eligible Employee" means any director, officer or key employee or consultant of the Company or any subsidiary of the Company designated by the Committee as eligible to receive Options subject to the conditions set forth herein. Unless the context requires otherwise, any reference in the Plan to employment shall mean employment with the Company and any subsidiary of the Company.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Fair Market Value" means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (D) if the Shares are traded on the Over the Counter Market, the average of the closing bid and asked prices on such Market on such date.

                  (k) "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

                  (l) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

                  (m) "Option" means an option to purchase Shares, which option may be an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

                  (n) "Optionee" means a person to whom an Option has been granted under the Plan.
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                  (o) "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

                  (p) "Plan" means the Inforetech Wireless Technology Inc. 2000 Stock Option Plan, as amended from time to time.

                  (q) "Securities Act" means the Securities Act of 1933, as amended.

                  (r) "Shares" means shares of the Class A common stock of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

                  (s) "Subsidiary" means any entity that is directly or indirectly controlled by the Company.

                  (t) "Ten-Percent Stockholder" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to such Eligible Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Sections 422(e) and 422(f), respectively, of the Code.

         3.       Administration.

                  (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Neither the Committee as a whole or any member thereof shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Options, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

                  (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                      i. to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Nonqualified Options and/or Incentive Stock Options to be granted to each Eligible Employee and to prescribe the terms and
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                  conditions (which need not be identical) of each Option,
                  including the purchase price per Share of each Option;

                      ii. to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Optionees, as the case may be:

                      iii. to determine the duration and purposes for leaves of absence which may be granted to an Optionee without constituting a termination of employment or service for purposes of the Plan; and

                      iv. generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.       Stock Subject to Plan.

                  (a) The maximum number of Shares that may be issued or transferred pursuant to Options is 4,000,000 (or the number and kind of share of stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

                  (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option), the Shares allocable to the unexercised portion of such Option may again be the subject of Options hereunder.

         5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options.

         6. Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:
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                  (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option, shall be set forth in the Agreement; provided, however, in the case of an Incentive Stock Option the purchase price per Share under the Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% of the Fair Market Value of a Share at the time the Option is granted in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                  (c) Transferability.

                      i. Subject to Section (c)(ii), no Option issued under the Plan shall be assignable or transferable by an Optionee other than by will or the laws of descent and distribution. An Option awarded to an Optionee during such Optionee's lifetime shall be exercisable only by an Optionee or his or her guardian or legal representative.

                      ii. Notwithstanding Section (c)(i), in the case of a Nonstatutory Stock Option, an Optionee shall be permitted to transfer the Option to the Optionee's spouse, adult lineal descendants, adult spouses of adult lineal descendants and trusts for the benefit of the Optionee's minor or adult lineal descendants (a "Related Transferee") if the Option Agreement under which the Option is granted so specifies. If the Option is transferred to a Related Transferee pursuant to the preceding sentence, the Related Transferee shall, upon exercise of the Option, hold the Option Stock subject to all the provisions of the transferor's Option Agreement in the same manner as the transferor and shall execute and deliver to the Company such instruments as the Company shall require to evidence the same.

               (d) Vesting. The terms pertaining to the exercise of Options shall be as determined by the Committee and the Committee may accelerate the exercisability of any Option or portion thereof at any time.

               (e) Termination of Employment. Unless otherwise set forth in the Agreement, in the event that an Optionee who is an employee ceases to be employed by the Company, any outstanding Options held by such Optionee shall,
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unless the Agreement evidencing such option provides otherwise, terminate as follows:

                      i. If the Optionee's termination of employment is due to his death, disability or, in the case of a Nonqualified Stock Option, retirement on or after attainment of age 65, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate;

                      ii. If the Optionee's termination of employment is by the Company for Cause, the Option shall terminate on the date of the Optionee's termination of employment; and

                      iii. If the Optionee's termination of employment is for any other reason, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

         Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(e), but in no event beyond the term of the Option.

               (f) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered to the Secretary of the Company at the Company's principal executive office specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by a cashless exercise procedure. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of shares then purchasable under the Option.

               (g) Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i)
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the Option shall have been exercised pursuant to the terms thereof, (ii) the
Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

         7. Adjustment Upon Changes in Capitalization. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which options may be granted under the Plan, the number and class of shares of stock as to which Options have been granted under the Plan, and the purchase price therefor, if applicable. Notwithstanding the foregoing, in the event of a Change in Capitalization involving a merger, consolidation, reorganization, change in control or similar event, the following shall apply: (a) the survivor or acquiror, as the case may be, (the "Buyer") shall have the right to assume the Options or replace the Options by similar options to acquire the Buyer's stock, (b) the Company may accelerate all Options on or before the closing of the Change in Capitalization subject to the availability of a reasonable period of time for the Optionees to exercise the Options, or (c) the Company may cash out the outstanding Options based on the then fair market value of the Shares.

         8. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date, except with respect to Options outstanding on such date, and no Options may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in
Section 7 hereof, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required (a) to comply with Rule 16b-3 under the Exchange Act subsequent to the registration of a class of equity securities of the Company under Section 12 of the Exchange Act or (b) to comply with any other applicable law, regulation or stock exchange rule. Except as provided in Section 7 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be materially adversely altered or impaired by such amendment, except with the consent of the Optionee.

         9. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         10. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

                  (b) give any person any rights whatsoever with respect to Shares except a specifically provided in the Plan;

                  (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

         11.      Regulations and Other Approvals; Governing Law.

                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Nevada without giving effect to the choice of law principles thereof.

                  (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (c) Subsequent to the registration of a class of equity securities of the Company under Section 12 of the Exchange Act, any provisions of the Plan inconsistent with Rule 16b-3 under the Exchange Act shall be inoperative and shall not affect the validity of the Plan.

                  (d) Except as otherwise provided in Section 8, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Optionees granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                  (e) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issued pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of

Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  (f) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Optionee are acquired for investment only and not with a view to distribution.

         12.      Market Standoff

                  (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Option granted under the Plan without prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. Holders of shares issued pursuant to an Option granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

                  (b) In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 12, to the same extent the purchased shares are at such time covered by such provisions.

                  (c) In order to enforce the limitations of this Section 12, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

         13.      Miscellaneous.

                  (a) Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee. The grant of multiple Options may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

                  (b) Withholding of Taxes. The Company shall have the right to deduct from any payment of cash to any Optionee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive Shares upon exercise of an Option, the Company shall have the right to require such Optionee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income takes and other amounts which the Company is required by law to withhold. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to such Optionee's exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one year period commencing on the day after the sale or transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, such Optionee shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Optionee the Company is required to withhold.

                  (c) Designation of Beneficiary. Each Optionee may, with the consent of the Committee, designate a person or persons to receive in event of such Optionee's death, any Option or any amount of Shares payable pursuant thereto, to which such Optionee would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. in the event of the death of an Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such Options and/or amounts payable to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options and/or amounts payable to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         14.      Effective Date. The effective date of the Plan is February 2,
2000.

                       APPENDIX A FOR CALIFORNIA RESIDENTS

         This Appendix to the Inforetech Wireless Technology, Inc. 2000 Stock Option Plan (the "Plan") shall have application only to Participants who are residents of the State of California. Capitalized terms contained herein shall have the same meaning given to them in the Plan, unless otherwise provided in this Appendix. NOTWITHSTANDING ANY PROVISION CONTAINED IN THE PLAN TO THE CONTRARY AND TO THE EXTENT REQUIRED BY APPLICABLE LAW, THE FOLLOWING TERMS AND CONDITIONS SHALL APPLY TO ALL OPTIONS GRANTED TO RESIDENTS OF THE STATE OF CALIFORNIA, UNTIL SUCH TIME AS THE COMMON STOCK BECOMES A "LISTED SECURITY" UNDER THE SECURITIES ACT:

         1. Nonqualified Stock Options shall have an exercise price that is not less than 85% of the Fair Market Value of the stock at the time the Option is granted, as determined by the Board, except that the exercise price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

         2. Options shall have a term of not more than ten years from the date the Option is granted.

         3. Options shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in Rule 16a-1(e) of the Exchange Act.

         4. Options shall become exercisable at the rate of at least 20% per year over five years from the date of the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates.

         5. Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an Option on the date employment terminates, shall be:

                  (a) at least six months from the date of termination of employment if termination was caused by death or disability;

                  (b) at least 30 days from the date of termination if termination of employment was caused by other than death or disability; and

                  (c) but in no event later than the remaining term of the Option.

         6. No Option may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders.

         7. The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Option under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.